Exhibit 1.1

SURFACE ONCOLGY, INC.

Amendment No. 1 to
Capital on DemandTM Sales Agreement

August 5, 2021
JonesTrading Institutional Services LLC
757 Third Avenue, 23rd Floor
New York, NY 10017

Ladies and Gentlemen:

Reference is made to the Capital on DemandTM Sales Agreement, dated as of May 22, 2020 (the “Sales Agreement”), by and between Surface Oncology, Inc., a Delaware corporation (the “Company”), and JonesTrading Institutional Services LLC (the “Agent”), pursuant to which the Company agreed to sell through the Agent, as sales agent, shares of the Company’s common stock, par value $0.0001 per share (the “Shares”). All capitalized terms used in this Amendment No. 1 to the Capital on DemandTM Sales Agreement (this “Amendment”) not otherwise defined herein shall have the respective meanings assigned to such terms in the Sales Agreement. The Company and the Agent agree as follows:
A.Amendments to Sales Agreement.
1.The first and second paragraphs of Section 1 of the Agreement shall be amended and restated as follows:
“The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Agent, shares (the “Placement Shares”) of common stock of the Company, par value $0.0001 per share (the “Common Stock”); provided, however, that in no event shall the Company issue or sell through the Agent such number or dollar amount of Placement Shares that would (a) exceed the dollar amount of shares of Common Stock registered on the applicable effective Registration Statement (defined below) pursuant to which the offering is being made, (b) exceed the number of authorized but unissued shares of Common Stock, (c) exceed the number or dollar amount of shares of Common Stock permitted to be sold under Form S-3 (including General Instruction I.B.6 thereof, if applicable) or (d) exceed the number or dollar amount of shares of Common Stock for which the Company has filed a Prospectus Supplement (defined below) (the lesser of (a), (b), (c) and (d), the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 on the amount of Placement Shares issued and sold under this Agreement shall be the sole responsibility of the Company and that Agent shall have no obligation in connection with such compliance. The issuance and sale of Placement Shares through the Agent will be effected pursuant to the Registration Statement (as defined below) filed by the Company and which will be declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue any Common Stock.
The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended and the rules and regulations thereunder (the “Securities Act”), with the Commission a registration statement on Form S-3, including a base prospectus, relating to certain securities, including the Placement Shares to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as

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amended (the “Exchange Act”), and the rules and regulations thereunder (the “Exchange Act Regulations”). The Company has prepared a prospectus supplement specifically relating to the Placement Shares (the “Sales Prospectus”) supplementing such registration statement. The Company will furnish to the Agent, for use by the Agent, copies of the Sales Prospectus supplementing such registration statement, as supplemented from time to time by any prospectus supplement, relating to the Placement Shares. The Company may file one or more additional registration statements from time to time that will contain a base prospectus and related prospectus or prospectus supplement, if applicable, with respect to the Placement Shares. Except where the context otherwise requires, such registration statement, and any post-effective amendment thereto, as amended when it becomes effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act Regulations or deemed to be a part of such registration statement pursuant to Rule 430B or 462(b) of the Securities Act Regulations, is herein called the “Registration Statement.” The Sales Prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by one or more prospectus supplements, in the form in which such prospectus and/or Sales Prospectus have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act Regulations, together with any then issued Issuer Free Writing Prospectus (defined below), is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein.”
2.New Section 6(yy), (zz) and (aaa) shall be added as follows:
(yy)   Cybersecurity. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, to the Company’s knowledge, free and clear of bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards that are designed to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which constitutes “personal information,” “personal data,” or other similar term under Privacy Laws; (iii) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); and (iv) any other piece of information subject to Privacy Laws and/or Company Policies and that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. To the Company’s knowledge, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification (collectively, “Privacy Laws”).

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(zz)     Compliance with Data Privacy Laws. The Company and its subsidiaries have, at all times maintained, materially complied with, and taken appropriate steps reasonably designed to ensure compliance in all material respects with all Privacy Laws and their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). The Company and its subsidiaries have made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies that neither it nor any subsidiary: (i) has received written notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws or its Policies, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.
(aaa)     Market Capitalization. As of August 5, 2021 and at the time the Company’s most recent Annual Report on Form 10-K was filed with the Commission, the Company met the then applicable requirements for the use of Form S-3 under the Securities Act, including, but not limited, to General Instruction I.B.1 of Form S-3. The Company is not a shell company (as defined in Rule 405 under the Securities Act) and has not been a shell company for at least 12 calendar months previously. The Company meets the definition of the term “experienced issuer” specified in FINRA Rule 5110(j)(6).
3.Schedule 1 is amended by adding “as amended on August 5, 2021” immediately after “May 22, 2020”.
4.     Exhibit 7(l) is amended by adding “as amended on August 5, 2021” immediately after “May 22, 2020”.
B.Expenses. Pursuant to Section 8 of the Agreement, the Company shall pay the reasonable and documented fees and expenses of the Agent incurred in connection with the negotiation and execution of this Amendment including but not limited to the reasonable and documented fees and disbursements of the counsel to the Agent payable upon the execution of this Amendment, in an amount not to exceed $35,000.
C.Prospectus Supplement. The Company shall file a Prospectus Supplement pursuant to Rule 424(b) of the Securities Act reflecting this Amendment within two Business Days of the date hereof.
D.Existing Sales Agreement. Notwithstanding anything to the contrary contained herein, this Amendment shall not have any effect on the terms of the Sales Agreement prior to the Amendment Date, and the rights and obligations of the parties thereunder, including, without limitation, the representations, warranties and agreements (including the indemnification and contribution provisions), as well as the definitions of “Registration Statement” and “Prospectus,” contained in the Sales Agreement.
E.No Other Amendments. Except as set forth in Part A above, and except for any waiver or amendment of any provision of the Sales Agreement after the date hereof, all the terms and provisions of the Sales Agreement shall continue in full force and effect.
F.Counterparts. This Amendment may be executed in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument. Delivery of an executed Amendment by one party to the other may be made by facsimile or by electronic delivery of a portable document format (PDF) file (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com).

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G.Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws.

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If the foregoing correctly sets forth the understanding among us, please so indicate in the space provided below for that purpose.
Very truly yours,

SURFACE ONCOLOGY, INC.

By:	/s/ Robert W. Ross, M.D.
Name: Robert W. Ross, M.D.
Title: Chief Executive Officer

ACCEPTED as of the date first-above written:

JONESTRADING INSTITUTIONAL SERVICES LLC

By:	/s/ Trent McNair
Name: Trent McNair
Title: Chief Financial Officer

[Signature Page to Amendment No.1 to Sales Agreement]